UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2020

ALLEGRO MERGER CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38581	82-2425125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Third Avenue, 37th Floor New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 319-7676

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock, one right, and one redeemable warrant	None.	None.
Common stock, par value $0.0001 per share	None.	None.
Rights, each to receive one-tenth (1/10) of one share of common stock	None.	None.
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $11.50 per share	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

On May 14, 2020, Mr. Leonard Schlemm resigned from the board of directors of Allegro Merger Corp. (the “Company”) and from each committee on which he served. Mr. Schlemm’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices, financial or otherwise.

Item 8.01.	Other Events.

Delay in filing of Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 due to the ongoing COVID-19 Pandemic

On March 25, 2020, the Securities and Exchange Commission issued an order under Section 36 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Modifying Exemptions From the Reporting and Proxy Delivery Requirements for Public Companies (Release No. 34-88465) (the “Order”), which allows registrants to delay the filing of certain reports under Section 13(a) or 15(d) of the Exchange Act by up to 45 days after the original filing deadline if a registrant is unable to meet such original filing deadline due to circumstances related to 2019 novel coronavirus (“COVID-19”) pandemic.

The Company is filing this Current Report on Form 8-K to report that it will be relying on the Order to delay the filing of its Quarterly Report on Form 10-Q for the three months ended March 31, 2020 (the “Form 10-Q”) due to circumstances related to COVID-19.   In particular, COVID-19 has caused disruptions to the Company's operations, including, among other things, the closing of the Company's offices and requiring all Company staff to work from home.  Consequently, the Company’s ability to complete its quarterly review and prepare its Form 10-Q has been delayed.   The Company expects to file the Form 10-Q within 45 days from the Form 10-Q’s original filing deadline of May 15, 2020.

The Company is supplementing its risk factors described in Item 1A of the 2019 Form 10-K as follows:

We face various risks related to health epidemics, pandemics and similar outbreaks, which may have material adverse effects on our business.

Our business could be adversely affected by health epidemics, pandemics and similar outbreaks of contagious disease, including the recent outbreak of respiratory illness caused by the novel coronavirus (“COVID-19”). The extent to which any epidemic, pandemic, or similar outbreak affects our operations will depend on future developments, which are highly uncertain, including the duration of the outbreak, new information which may emerge concerning the severity of the coronavirus and the actions to contain the coronavirus or address its impact, among others.

For instance, because of the impact of and measures taken to limit the spread of COVID-19, the Company has experienced and may continue to experience disruptions in its operations. If our workforce is unable to work effectively, including because of illness, quarantines, government actions, facility closure or other restrictions in connection with the COVID-19 pandemic, we may have more limited access to our financial and other records and personnel, resulting in slower or more costly operations. We continue to monitor the situation, to assess further possible implications to our business and to take actions in an effort to mitigate adverse consequences. We cannot at this time predict the impact of the COVID-19 pandemic, but it could have a material adverse effect on our business, financial position, results of operations and/or cash flows.

Forward-looking Statements:

This Current Report on Form 8-K includes “forward-looking statements” as such term is defined in the Private Securities Litigation Reform Act of 1995. When used in this Current Report on Form 8-K, words such as “anticipate,” “believe,” “expect,” “intend,” and similar expressions, as they relate to the Company, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by and information currently available to the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors which may not be in the control of the Company. Readers are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company has no obligation to update any forward-looking statement to reflect events or circumstances after the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2020	ALLEGRO MERGER CORP.

	By:	/s/ Eric S. Rosenfeld
Eric S. Rosenfeld
Chief Executive Officer